PRESS RELEASE



FOR IMMEDIATE RELEASE:                  CONTACT:

VALHI, INC.                             STEVEN L. WATSON
THREE LINCOLN CENTRE                    VICE PRESIDENT
5430 LBJ FREEWAY                        (972) 233-1700
DALLAS, TEXAS 75240-2697





                    VALHI, INC. DECLARES QUARTERLY DIVIDEND


     DALLAS, TEXAS . . . October 22, 1998 . . . Valhi, Inc. (NYSE: VHI) announced today that its board of directors has declared a regular quarterly dividend of five cents ($0.05) per share on its common stock, payable on December 31, 1998 to stockholders of record at the close of business on December 11, 1998.

     Valhi, Inc. is engaged in the titanium dioxide pigments, titanium metals products, ergonomic computer support systems, precision ball bearing slides, locking systems and waste management industries.


                                   * * * * *